Exhibit 99.1
FOR RELEASE AT 3:00 PM CDT

Contact:  Pat Hansen
Senior Vice President and
Chief Financial Officer
414-247-3435
www.strattec.com

STRATTEC SECURITY CORPORATION
REPORTS FISCAL FOURTH QUARTER RESULTS

Milwaukee, Wisconsin – August 5, 2010 -- STRATTEC SECURITY CORPORATION (NASDAQ:STRT) today reported operating results for the fiscal fourth quarter and year ended June 27, 2010.

Fiscal 2010 fourth quarter and full year net sales and income significantly improved over fiscal 2009.  The year-over-year comparisons are dramatic, as the prior year fourth quarter and full year results were the Company’s worst, reflecting widespread customer assembly plant shutdowns and bankruptcy filings by the Company’s two largest customers, Chrysler and General Motors.  Following the end of STRATTEC’s fiscal 2009, the auto industry began making encouraging progress toward meaningful recovery.  The positive trend continued throughout the Company’s fiscal 2010, which subsequently fueled the Company’s return to profitability.

Net sales for the Company’s fourth quarter ended June 27, 2010 were $61.4 million, compared to net sales of $28.2 million for the prior year quarter ended June 28, 2009.  Net income for the period was $853,000, compared to a net loss of $2.1 million in the prior year quarter.  Diluted earnings per share for the period were $.26 compared to diluted loss per share of $.65 in the prior year quarter.

Sales to STRATTEC’s largest customers overall increased in the current quarter compared to the prior year quarter levels primarily due to higher vehicle production volumes.  Sales to Chrysler Group LLC were $21.9 million in the current quarter compared to $5.8 million in the prior year quarter.  Sales to General Motors Company were $16.0 million compared to $8.4 million.  Included in the current quarter sales to General Motors were $1.9 million of sales to Nexteer Automotive, formerly a unit of Delphi Corporation, which is now owned by General Motors.  Sales to Ford Motor Company were $5.1 million compared to $3.8 million.  In the current quarter, sales of $3.1 million to Hyundai/Kia were generated by the STRATTEC POWER ACCESS business.

Gross profit margins were 15.9 percent in the current quarter compared to 10.1 percent in the prior year quarter.  The higher gross profit margin in the current year quarter was primarily the result of higher customer vehicle production volumes which increased overhead absorption of STRATTEC’s manufacturing costs, offset by expense provisions for the Company’s Economic Value Added (EVA®) incentive bonus plan.    During the current quarter and fiscal year, the Company significantly exceeded its planned financial targets on which payouts under the incentive bonus plan are based.  The Company’s operating results, therefore, reflect incentive bonus expense provisions of $2.8 million in the current quarter and $5.2 million for the fiscal year ended June 27, 2010.  These expenses affect both cost of goods sold and operating expenses.  In the prior fiscal year, no bonuses were provided for or paid based upon fiscal 2009 financial performance.  Also impacting the current quarter results were lower purchased raw material costs for zinc.

Operating expenses were $8.7 million in the current quarter, compared to $5.7 million in the prior year quarter.  As referenced above, this increase was primarily the result of the incentive bonus expense incurred during fiscal 2010.  Other factors offsetting the increase in operating expenses during the current year period included a $340,000 recovery of patent defense costs during the prior year quarter from a third party relating to outside legal costs expensed in previous reported periods and changes implemented in the prior year quarter with respect to the Company’s U.S. salaried work force which included temporary reductions in wages and the Company 401(k) match, as well as several unpaid work furlough days.

For the fiscal year ended June 27, 2010, net sales were $208.0 million compared to net sales of $126.1 million in the prior year period.  Net income was $3.4 million compared to a net loss of $6.1 million in the prior year period and diluted earnings per share were $1.04 compared to diluted loss per share of $1.86.

On August 4, 2010, STRATTEC SECURITY CORPORATION’s Board of Directors declared a special dividend of $1.20 per share.  The special dividend will be paid on October 29, 2010 to shareholders of record at the close of business on October 8, 2010.  The Company believes that, with its return to profitability in fiscal 2010, the special dividend is a meaningful, appropriate, timely and tax efficient method of transferring economic value directly to its shareholders.

(EVA® is a registered trademark of Stern, Stewart & Co.)

STRATTEC designs, develops, manufactures and markets automotive Security Products, including mechanical locks and keys, electronically enhanced locks and keys, steering column and instrument panel ignition lock housings; and Access Control Products, including latches, power sliding side door systems, power lift gate systems, power deck lid systems, door handles and related products. These products are provided to customers in North America, and on a global basis through the VAST Alliance in which STRATTEC participates with WITTE Automotive of Velbert, Germany and ADAC Automotive of Grand Rapids, Michigan.  STRATTEC’s history in the automotive business spans over 100 years.

Certain statements contained in this release contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may be identified by the use of forward-looking words or phrases such as “anticipate,” “believe,” “could,” “expect,” “intend,” “may,” “planned,” “potential,” “should,” “will,” and “would.”   Such forward-looking statements in this release are inherently subject to many uncertainties in the Company’s operations and business environment.  These uncertainties include general economic conditions, in particular, relating to the automotive industry, consumer demand for the Company’s and its customers’ products, competitive and technological developments, customer purchasing actions, foreign currency fluctuations, and costs of operations.  Shareholders, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements.  The forward-looking statements made herein are only made as of the date of this press release and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances occurring after the date of this release.  In addition, such uncertainties and other operational matters are discussed further in the Company’s quarterly and annual filings with the Securities and Exchange Commission.

STRATTEC SECURITY CORPORATION
Results of Operations
(In Thousands except per share amounts)

	Fourth Quarter Ended		Years Ended
	June 27, 2010	June 28, 2009	June 27, 2010	June 28, 2009
	(Unaudited)		(Unaudited)

Net Sales	$61,360	$28,219	$207,964	$126,097
Cost of Goods Sold	51,630	25,377	174,922	112,857
Gross Profit	9,730	2,842	33,042	13,240

Engineering, Selling &
Administrative Expenses	8,665	5,684	29,939	25,480
Impairment Charge	-	-	223	-
Environmental	-	-	(1,125)	-
(Recovery) Provision for Doubtful Accounts	-	-	(421)	500
Income (Loss) from Operations	1,065	(2,842)	4,426	(12,740)

Interest Income	28	38	86	731
Other Income (Expense), Net	300	1	1,095	885
	1,393	(2,803)	5,607	(11,124)

Provision (Benefit) for Income Taxes	276	(506)	1,666	(4,222)

Net (Loss) Income	$1,117	$(2,297)	$3,941	$(6,902)

Net Income (Loss) Attributed to Non-Controlling Interest	264	(179)	520	(780)

Net Income (Loss) Attributed to STRATTEC SECURITY CORPORATION	$853	$(2,118)	$3,421	$(6,122)

Earnings (Loss) Per Share:
Basic	$0.26	$(0.65)	$1.05	$(1.87)
Diluted	$0.26	$(0.65)	$1.04	$(1.86)
Average Basic
Shares Outstanding	3,275	3,262	3,271	3,280

Average Diluted
Shares Outstanding	3,296	3,266	3,280	3,284

Other
Capital Expenditures	$1,958	$1,563	$6,903	$12,492
Depreciation & Amortization	$1,808	$1,736	$7,143	$6,264

STRATTEC SECURITY CORPORATION

Condensed Balance Sheet Data
(In Thousands)

	June 27, 2010	June 28, 2009
	(Unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$21,867	$22,764
Restricted Cash (A)	2,100	-
Receivables, net	36,084	17,235
Inventories	17,086	16,589
Other current assets	12,871	15,970
Total Current Assets	90,008	72,558
Deferred Income Taxes	10,534	13,143
Loan to Joint Venture	1,500	-
Investment in Joint Venture	5,176	4,483
Other Long Term Assets	733	1,069
Property, Plant and Equipment, Net	37,051	36,936
	$145,002	$128,189

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Accounts Payable	$21,192	$11,369
Other	25,038	19,479
Total Current Liabilities	46,230	30,848
Borrowings Under Line of Credit Facility	-	-
Accrued Pension and Post Retirement Obligations	22,982	24,784
Shareholders’ Equity	242,115	238,601
Accumulated Other Comprehensive Loss	(31,941)	(31,094)
Less: Treasury Stock	(136,047)	(136,089)
Total STRATTEC SECURITY CORPORATION Shareholders’ Equity	74,127	71,418
Non-Controlling Interest	1,663	1,139
Total Shareholders’ Equity	75,790	72,557
	$145,002	$128,189

NOTE A:	Represents a commercial guarantee by STRATTEC SECURITY CORPORATION relating to a promissory note issued by Vehicle Access Systems Technology, LLC (VAST, LLC).

STRATTEC SECURITY CORPORATION
Condensed Cash Flow Statement Data
(In Thousands)

	Fourth Quarter Ended		Years Ended
	June 27, 2010	June 28, 2009	June 27, 2010	June 28, 2009
	(Unaudited)		(Unaudited)

Cash Flows from Operating Activities:
Net Income (Loss)	$853	$(2,118)	$3,421	$(6,122)
Adjustment to Reconcile Net Income (Loss) to
Cash Provided (Used) in Operating Activities:
Non-Controlling Interest	264	(179)	520	(780)
Equity Earnings in Joint Venture	(369)	(41)	(1,008)	(245)
Depreciation and Amortization	1,808	1,736	7,143	6,264
Foreign Currency Transaction Loss (Gain)	(42)	315	283	(918)
Deferred Income Taxes	170	(2,986)	3,428	(2,986)
Stock Based Compensation Expense	128	110	468	419
Provision (Recovery) for Doubtful Accounts	-	-	(421)	500
Curtailment Loss	-	-	505	-
Impairment Charge	-	-	223	-
Environmental	-	-	(1,125)	-
Change in Operating Assets/Liabilities	5,737	5,195	(3,425)	(3,024)
Other, net	18	48	53	56

Net Cash Provided (Used) in Operating Activities	8,567	2,080	10,065	(6,836)

Cash Flows from Investing Activities:
Investment in Joint Ventures	-	(163)	(100)	(551)
Restricted Cash	-	-	(2,100)	-
Loan to Joint Venture	-	-	(2,500)	-
Proceeds from Repayment of Loan to Joint Venture	-	-	1,000	-
Purchase of Delphi Power Products	-	-	-	(4,931)
Additions to Property, Plant and Equipment	(1,958)	(1,563)	(6,903)	(12,492)
Proceeds from Sale of Property, Plant and Equipment	11	8	21	8
Net Cash Used in Investing Activities	(1,947)	(1,718)	(10,582)	(17,966)

Cash Flow from Financing Activities:
Purchase of Common Stock	-	-	-	(6,214)
Dividends Paid	-	-	-	(1,511)
Loan from Related Parties	-	-	-	2,175
Repayment of Loan to Related Parties	-	-	(225)	-
Contribution from Non-Controlling Interest	-	-	-	986
Excess Tax Benefits from Stock Based Compensation	9	-	9	-
Exercise of Stock Options and Employee Stock Purchases	39	10	72	40

Net Cash Provided (Used) in Financing Activities	48	10	(144)	(4,524)

Foreign Currency Impact on Cash	1	(206)	(236)	589

Net Increase (Decrease) in Cash & Cash Equivalents	6,669	166	(897)	(28,737)

Cash and Cash Equivalents:
Beginning of Period	15,198	22,598	22,764	51,501
End of Period	$21,867	$22,764	$21,867	$22,764